SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                           FORM 8-K/A
                        (Amendment No. 2)

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  October 15, 1997

Exact name of Registrant
 as specified in its charter:  The Diana Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  26025 Mureau Road
                                        Calabasas, CA 91302

Registrant's Telephone Number, Including Area Code:  (818) 878-7711

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)    Previous independent accountants

(i) On October 15, 1997, after completion of the March 31, 1997 fiscal year audit, Price Waterhouse LLP, the Registrant's former independent accountants, in a letter addressed to the Registrant's Chairman and CEO with a copy to the Chief Accountant at the SEC, confirmed that the client - auditor relationship between The Diana Corporation and Price Waterhouse LLP had ceased upon the resignation of Price Waterhouse LLP. During the third quarter of fiscal 1997, ending on January 4, 1997, the Registrant announced a restructuring plan to concentrate its resources on one line of business (communications switching) via its holdings in Sattel Communications LLC, and to discontinue, from an accounting standpoint, and to divest its other holdings.
       Its largest subsidiary, Atlanta Provision Company, Inc., was sold in February 1997. The Registrant subsequently moved its headquarters to Calabasas, California from Milwaukee, Wisconsin. The remaining two discontinued operations are to be sold before March 31, 1998. The change in both scope and size of annual revenues (from over $200,000,000 to approximately $10,000,000) going forward as well as the change in management and locations (now the former Sattel management in California) led to the cessation of the client
       - auditor relationship between Price Waterhouse LLP and the Registrant.

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(ii)   The reports of Price Waterhouse LLP on the financial
       statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except as to the uncertainties noted in the Report of Independent Accountants filed with the Registrant's Form 10-K dated September 22, 1997. The uncertainties noted were as follows:

       The Registrant initiated a restructuring plan during fiscal 1997 which resulted in Sattel Communications ("Sattel") becoming the sole operating company comprising the Registrant's continuing operations. Sattel has a limited operating history and has not yet achieved significant sales of its products. The Registrant's other operating companies were sold or are held for sale as of March 31, 1997. Management believes the Registrant will have sufficient cash resources, including proceeds from those net assets held for sale, to fund its operations for the fiscal year ending March 31, 1998. However, any material delay during fiscal 1998 in the timing of disposal and the ultimate receipt of cash proceeds by the Registrant with respect to the net assets held for sale could have a material adverse effect on the Registrant. In addition, the Registrant's viability is further dependent on Sattel achieving sales levels and operating results sufficient to fund the Company's operations. Finally, the Registrant is subject to uncertainties relating to class action litigation asserted against the Registrant and other potential claims by investors, the ultimate effects of which on the Registrant's financial position, results of operations and cash flows cannot presently be determined.

(iii) The Registrant's Audit Committee members and the Registrant's Chief Accounting Officer, have begun the process of searching for a new independent accounting firm. The Company's audit committee was not involved by Price Waterhouse LLP regarding its decision to end the client - auditor relationship with the Registrant.

(iv) Except as mentioned below, in connection with its audits for the two most recent fiscal years and through October 15, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

       During the audit of the fiscal 1997 financial statements a difference of opinion arose relating to the audit procedures necessary with respect to certain customer sales, including CNC. The difference of opinion was with respect to the timing and manner of further Price Waterhouse LLP direct contact in addition to written receivable confirmation requests with the Registrant's customers and the Registrant management's concern regarding both pending legal

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       proceedings with customers and/or potential adverse effect on the Registrant's customer relationships. After further discussion, the manner of the customer contact was mutually agreed upon and the initial disagreement thus was promptly (within 1 day) resolved. No disagreements in accounting related to these sales arose. The Audit Committee discussed the subject matter of this disagreement with Price Waterhouse LLP. The Company has authorized Price Waterhouse LLP to respond fully to the inquiries of its successor auditors concerning the subject matter of this disagreement.

(v) During the two most recent fiscal years and through October 15, 1997, the Registrant's management believes that there have been no reportable events (as defined in Regulation S-K
       Item 304(a)(1)(v)) except as follows:

       (1)   During the year-end audit of the accounts for fiscal
             1997, the following weaknesses in internal control were identified:

             (1.1) Errors, including instances of failure to properly consider, with respect to the Registrant's policy, the effect of non-standard contract provisions on revenue recognition.
             (1.2) Need for a more structured approach by which to thoroughly complete and document a review of relevant terms and conditions for all contracts consistent with the Registrant's revenue recognition policy/procedure and required revenue recognition criteria.

             Upon further review by the Company it was determined that certain sales transactions at the Registrant's Sattel Communications ("Sattel") operation were not consistent with the Sattel policy and procedure and the criteria required to support revenue recognition in accordance with generally accepted accounting principles. These errors resulted in revisions to previously reported unaudited financial information with respect to the second and third quarters of fiscal 1997. These revisions, which were included and reported in Note 16 Quarterly Results of Operations (Unaudited) of Form 10-K filed in respect of the fiscal year 1997, were as follows:

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                          FISCAL YEAR ENDED MARCH 31, 1997
                      (In Thousands, Except Per Share Amounts)

                                      12 Weeks Ended
                         ----------------------------------------
                           October 12, 1996     January 4, 1997
                         -------------------  -------------------
                         Originally           Originally
                          Reported   Revised   Reported   Revised
                         ----------  -------  ----------  -------

          Net Sales       $ 4,046   $ 3,666    $ 4,337   $ 2,552
          Gross Profit
           (Loss)           3,034     2,775      3,057     1,842

          Net Loss        $(4,598)  $(4,737)   $(4,001)  $(5,936)

          Net Loss Per
           Common Share   $  (.87)  $  (.90)   $  (.76)  $ (1.12)


       (2) In addition to the matter reported in (v)(1) above, it was also noted that internal control weaknesses existed, which did not result in revisions to previously reported financial information, relative to insufficient identification and control surrounding Sattel's maintenance of detailed historical cost and accumulated depreciation information by individual asset, and that the timeliness and quality of account reconciliations and supporting analysis requires improvement in order to ensure that procedures are in place to support expected increases in transaction volumes anticipated by the Registrant.

       The following actions are being taken by the Registrant's management to correct the identified weaknesses:

       - Strengthening of the Registrant's financial organization to increase the number of personnel qualified to address revenue recognition issues and to improve the timeliness and quality of account reconciliations and analysis.

       - Implementation of a more timely and diligent review and resolution by management of all non-standard contract terms and conditions.

       - Development and implementation of a comprehensive system to identify and properly address relevant revenue recognition considerations.

       - Implementation of an enhanced fixed assets accounting and control system.

(b)    New independent accountants

(i)    The Registrant will file a separate current report on Form
       8-K once it has engaged its new independent accountants.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

       16.1  Letter dated November 5, 1997 from Price Waterhouse
             LLP


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   THE DIANA CORPORATION
                                   (Registrant)


Date:  November 5, 1997            /s/ Brian A. Robson
                                   Vice President and Controller


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